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                                                                    EXHIBIT 23.2

                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration Statement File No. 333-50087.


                                             /s/ Arthur Andersen LLP




Tampa, Florida
    April 27, 1998